EXHIBIT 5.1


                                              McLaughlin & Stern, LLP
                                          260 Madison Avenue, 18th Floor
                                             New York, New York 10016

                                                    May 9, 2000

         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by I.C.T.S. INTERNATIONAL N.V. (the "Company') with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. The Registration relates to the registration of 600,000 shares ("Shares") of Common Stock, par value 1.0 Dutch guilder per share issuable upon exercise of stock options ("Options") to be granted pursuant to the Company's 1999 Equity Incentive Plan.

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of The Netherlands.

                  2. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Options, the Shares pursuant to the 1999 Equity Incentive Plan will be duly authorize, validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the use of our name therein and in the related prospectus.



                                                     Very truly yours,

                                                     /s/McLaughlin & Stern, LLP